EXHIBIT 10.2
AMERICAN OIL & GAS, INC.
STOCK OPTION AGREEMENT
(Incentive Stock Option)
     THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the 29th day of June, 2006, by and between American Oil & Gas, Inc., a Nevada corporation (the “Company”), and Joseph B. Feiten (the “Optionee”).
WITNESSETH:
     WHEREAS, pursuant to this Agreement, the Company grants to the Optionee an incentive stock option to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), pursuant to the Company’s 2004 Stock Option Plan (the “Plan”) in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to pursue the success of the Company, and this option is to be for the number of shares, at the price per share and on the other terms and conditions set forth in this Agreement;
     WHEREAS, the Company intends that a portion of the stock option granted pursuant to this Agreement qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and
     WHEREAS, the Optionee desires to receive an option on the terms and conditions set forth in this Agreement,
     NOW, THEREFORE, the parties agree as follows:
     1. Grant Of Option. The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase all or any part of an aggregate of 250,000 shares of the authorized and unissued Common Stock (the “Option Shares”) pursuant to the terms and conditions set forth in this Agreement.
     2. Option Price. At any time that shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be $4.95 (the “Option Price”), subject to adjustment as provided in this Agreement.
     3. Exercise Period. The right to acquire 50,000 Option Shares vests and becomes exercisable on June 29, 2006. On each June 29 anniversary from June 29, 2007 through June 29, 2011, the right to acquire 40,000 Option Shares shall vest and become exercisable. Unless terminated earlier as provided in this Agreement, each portion of the Option will expire and terminate, if not exercised sooner, at 5:00 p.m., Denver, Colorado time, on June 29, 2016, the tenth anniversary of the date of grant.

     4. Exercise Of Option.
            (a) The Option may be exercised in whole or in part by delivering to the treasurer of the Company (i) a Notice And Agreement Of Exercise Of Option, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares with respect to which the Option is exercised, and (ii) full payment of the Option Price for such shares. Payment shall be made by certified check or cleared funds. The Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000 or unless the entire remaining portion of the Option is being exercised.
            (b) Promptly upon receipt of the Notice And Agreement Of Exercise Of Option, together with the full payment of the Option Price, the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased. The Company shall use commercially reasonable efforts to have an effective registration statement under the 1933 Act (as defined below) with the U.S. Securities and Exchange Commission covering the exercise by the Optionee of the Option.
            (c) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided, that in the event of the death of the Optionee, the personal representative or estate of the Optionee may exercise the Option; provided further, that in the event of legal disability of the Optionee, the guardian or personal representative of the Optionee may exercise the Option if such guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Section 422(b)(5), or its successor provision, of the Code. Any opinion of counsel must be acceptable to the Company’s Board of Directors (the “Board”), or committee formed by the Board to administer the Plan, both with respect to the counsel rendering the opinion and with respect to the form of opinion.
            (d) If for any reason (other than the termination of the Optionee’s employment by the Company because of the Optionee’s death or legal disability or the termination of the Optionee’s employment by the Company for cause (as defined below)), the Optionee ceases to be employed by the Company, then any Option held by the Optionee at the time the Optionee’s employment ceases may be exercised within three months after the date the Optionee’s employment ceases or, if the Optionee dies during the three-month period immediately following such termination, within one year after the Optionee’s death, but, in each case, only to the extent that (i) the Option was exercisable according to its terms on the date of termination of the Optionee’s employment, and (ii) the period for exercise of the Option, as defined in Section 3 of this Agreement, has not terminated as of the date of exercise. Upon termination of the respective periods set forth in the previous sentence, any unexercised portion of the Option shall expire. If the Optionee’s employment by the Company is terminated because of the Optionee’s death or legal disability, the Option held by the Optionee may be exercised within one year after termination, but only to the extent that (i) the Option was exercisable according to its terms on the date of termination of the Optionee’s employment, and (ii) the period of exercise of the Option, as defined in Section 3 of this Agreement, has not terminated as of the date of exercise. If the Optionee’s employment by the Company is terminated for cause, (i) the Option held by the Optionee at the time the Optionee’s employment is terminated shall expire upon delivery to the Optionee of notice of termination, which may be oral or in writing, and all rights to purchase shares pursuant to the Option shall terminate immediately. As used in this Section 4(d), “for cause” means discharge by the Company on any of the following grounds: (i) the Optionee’s conviction or plea of nolo contendere in a court of law of any crime or offense, excluding traffic violations and other minor offenses; (ii) willful misconduct which materially adversely affects the reputation or business activities of the Company and which continues after written notice thereof from the Board to the Optionee stating with specificity the alleged misconduct and, if requested by the Optionee within ten days thereafter, the Optionee is afforded a reasonable opportunity to be heard before the Board; (iii) substance abuse, including abuse of alcohol or use of illegal narcotics, and other drugs or substances, for which the Optionee fails to undertake and maintain treatment after 15 days after requested by the Company; (iv) misappropriation of funds or other material acts of dishonesty involving the Company; and (v) the Optionee’s continued material failure or refusal to perform his duties or to carry out in all material respects the lawful directives of the Board.
     5. Withholding Taxes. The Company may take such steps as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Option, including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Optionee or the withholding of issuance of Option Shares to be issued upon the exercise of the Option.
     6. Securities Laws Requirements. No Option Shares shall be issued unless and until, in the opinion of the Company, there has been full compliance with, or an exemption from, any applicable registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, or applicable exemptions are available and have been complied with. Pursuant to the terms of the Notice And Agreement Of Exercise Of Option (Exhibit A) that shall be delivered to the Company upon each exercise of the Option, the Optionee shall acknowledge, represent, warrant and agree, among other things, as follows:
     (a) The address set forth on the signature page to this Agreement is the Optionee’s true and correct residence, and the Optionee has no present intention of becoming a resident of any other state or jurisdiction;
     (b) The Optionee confirms that all documents, records and books pertaining to an investment in the Option and the Option Shares that have been requested by the Optionee have been made available or delivered to the Optionee. Without limiting the foregoing, the Optionee has received and reviewed the Company’s periodic reports as filed with the Securities and Exchange Commission, and the Optionee has had the opportunity to discuss the acquisition of the Option and the Option Shares with the Company, and the Optionee has obtained or been given access to all information concerning the Company that the Optionee has requested;
     (c) For two years subsequent to the exercise of any part or all of the Option, the Optionee shall report all sales of Option Shares to the Company in writing on a form prescribed by the Company.
     (d) If and so long as the Optionee is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Optionee shall (i) consult with the Optionee’s counsel regarding the application of Section 16(b) of the 1934 Act prior to any exercise of the Option, and prior to any sale of shares of the Company’s common stock or the Option Shares, (ii) furnish the Company with a copy of each Form 4 filed by the Optionee, and (iii) timely file all reports required under the federal securities laws.
     The restrictions described above, or notice thereof, may be placed on the certificates representing the Option Shares purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.
     7. Transferability Of Option. The Option shall not be transferable except by will or the laws of descent and distribution, and any attempt to do so shall void the Option.
     8. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of common stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its common stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its common stock, the numbers, rights and privileges of the shares of common stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence. Whenever the number or kind of shares comprising the Option Shares or the Option Price is adjusted, the Company shall promptly give written notice and a certificate of the Chief Financial Officer or President of the Company to the Optionee, stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Option Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

     9. Effect Of Changes In Control And Certain Reorganizations.
     (a) In event of a Change In Control (as defined below) of the Company, then all Options granted pursuant to this Agreement shall become exercisable immediately at the time of such Change In Control, and, in addition, the Option Committee (as defined below), in its sole discretion, shall have the right, but not the obligation, to do any or all of the following:
     (i) provide for the Optionee to surrender the Option (or portion thereof) and to receive in exchange a cash payment, for each Option Share underlying the surrendered Option, equal to the excess of the aggregate Fair Market Value (as defined below) of the Option Share on the date of surrender over the exercise price for the Option Share. To the extent any Option is surrendered pursuant to this Section 9(a)(i), it shall be deemed to have been exercised for purposes of Section 4 of the Plan; and
     (ii) make any other adjustments, or take any other action, as the Option Committee, in its discretion, shall deem appropriate provided that any such adjustments or actions would not result in the Optionee receiving less value than pursuant to Section 9(a)(i) above.
     For purposes of this Section 9, a “Change In Control” of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act regardless of whether the Company is then subject to such reporting requirement.
     For purposes of this Section 9, the Fair Market Value of the Common Stock shall be determined as follows: (i) if there is a public market for the Common Stock, the last reported sale price for the Common Stock on that date (or on the preceding stock market business day if such date is a Saturday, Sunday or a holiday), on the New York Stock Exchange (“NYSE”), the American Stock Exchange (“AMEX”), or the Nasdaq Stock Exchange (“Nasdaq”), as reported by such exchange or market, as the case may be, or, if not reported by such exchange or market, as reported in The Wall Street Journal, or if not reported in The Wall Street Journal, as reported in The Denver Post, Denver, Colorado or, if no last sale price for the NYSE, AMEX or Nasdaq is available, then the last reported sale price on either another stock exchange or on a national or local over-the-counter market, as reported by such exchange or market or, if not reported by such exchange or market, as reported by The Wall Street Journal, or if not available there, in The Denver Post; provided, that if no such published last sale price is available and a published bid price is available from one of those sources, then Fair Market Value shall be determined by such last reported bid price for the Common Stock, and if no such published bid price is available, then Fair Market Value shall be determined by the average of the bid prices quoted as of the close of business by any two (2) independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Option Committee, or (i) if there is no public market for the Common Stock, as determined by the unanimous resolution of all directors of the Board; provided, that if the Board does not or is unable to make such a determination, Fair Market Value shall be made by an investment banking firm of recognized national standing selected by the Board, which firm shall be engaged and paid by the Company and the determination of Fair Market Value of such investment banking firm (or, if such investment bank determines a range of fair market values, the mid-point of such range) shall be final and binding on all parties.
     For purposes of this Agreement, “Option Committee” shall mean a committee composed of the Board or by a committee selected by the Board, consisting of two (2) or more directors, each of whom is a Non-Employee Director (as defined below).
     For purposes of this Agreement, a “Non-Employee Director” means a director of the Company who (a) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company, (b) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Regulation S-K, Item 404(a), under the 1933 Act, (c) does not possess an interest in any other transaction for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a), and (d) is not engaged in a business relationship for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a).
     (b) In the event that the Company enters into, or the Board shall propose that the Company enter into, a Reorganization Event (as defined below), then all Options granted pursuant to this Agreement shall become exercisable immediately at the time of such Reorganization Event, except that this acceleration would not occur with respect to any of the Options for which the advance would result in a violation of Section 17 of the Plan, and, in addition, the Option Committee, in its sole discretion, may make any or all of the following adjustments:
     (i) by written notice to the Optionee provide that the Optionee’s Options shall be terminated or cancelled, unless exercised within 30 days (or such longer period as the Option Committee shall determine) after the date of such notice;
     (ii) provide for termination or cancellation of the Option in exchange for payment to the Optionee of an amount in cash or securities equal to the excess, if any, over the exercise price of that Option of the Fair Market Value of the Option Shares subject to the Option at the time of such termination or cancellation; and
     (iii) make any other adjustments, or take any other action, as the Option Committee, in its discretion, shall deem appropriate; provided, that any such adjustments or actions shall not result in the Optionee receiving less value than is possible pursuant to any or all of Sections 9(b)(i) and 9(b)(ii) above. Any action taken by the Option Committee may be made conditional upon the consummation of the applicable Reorganization Event.
     For purposes of this Section 9, a “Reorganization Event” shall be deemed to occur if (A) the Company is merged or consolidated with another corporation, (B) one person becomes the beneficial owner of all of the issued and outstanding equity securities of the Company (for purposes of this Section 9(b), the terms “person” and “beneficial owner” shall have the meanings assigned to them in Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder), (C) a division or subsidiary of the Company is acquired by another corporation, person or entity, (D) all or substantially all the assets of the Company are acquired by another corporation, or (E) the Company is reorganized, dissolved or liquidated.
     10. Common Stock To Be Received Upon Exercise. The Optionee understands that in the absence of registration of the Option Shares, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the 1933 Act. The Optionee also understands that routine sales of securities made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with another exemption under the 1933 Act will be required.
     11. Privilege Of Ownership. The Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that one or more certificates for those shares shall be delivered to him upon exercise of the Option.
     12. Relationship To Employment Or Position. Nothing contained in this Agreement (i) shall confer upon the Optionee any right with respect to continuance of the Optionee’s employment by, or position or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee’s employment by, position or affiliation with, or relationship to, the Company.
     13. Notices. All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this Section 13. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 13, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the date on which the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the date on which the Notice is sent. Each Notice shall be addressed to the party to be notified as shown below:

(a)	if to the Company:	American Oil & Gas, Inc.
1050 17th Street, Suite 2400
Denver, Colorado 80265
Facsimile No. (303) 595-0709
Attention: Mr. Andrew P. Calerich

(b)	if to the Optionee:	Joseph B. Feiten
At the address set forth on the signature page of
this Agreement
     Either party may change its respective address for purposes of this Section 13 by giving the other party Notice of the new address in the manner set forth above.
     14. General Provisions. This instrument (a) contains the entire agreement between the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by and determined exclusively and solely in accordance with the laws of Nevada, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.
*****
(signature page follows)

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below to be effective on the date set forth in the first paragraph of this Agreement.

AMERICAN OIL & GAS, INC.
Date: 7/31/06	By:	/s/ Andrew P. Calerich
Andrew P. Calerich, President

OPTIONEE
Date: 7/31/06	/s/ Joseph B. Feiten
Joseph B. Feiten

Address

City, State and Zip Code

EXHIBIT A
(To American Oil & Gas, Inc.
Stock Option Agreement)
AMERICAN OIL & GAS, INC.
NOTICE AND AGREEMENT OF EXERCISE OF OPTION
     The undersigned, Joseph B. Feiten (the “Optionee”) hereby exercises the Optionee’s stock Option pursuant to the Stock Option Agreement (the “Option Agreement”) dated as of June 29, 2006 between Optionee and American Oil & Gas, Inc. (the “Company”) as to ___shares of the $.001 par value common stock (the “Option Shares”) of the Company at a purchase price of $4.95 per share. The total exercise price for these Option Shares is $___.
     Enclosed is the payment specified in Section 4 of the Option Agreement.
     Optionee understands that no Option Shares will be issued unless and until, in the opinion of the Company, there has been full compliance with any applicable registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery. Optionee hereby acknowledges, represents, warrants and agrees to and with the Company as follows:
            (a) The address set forth on the signature page of this Agreement is the Optionee’s true and correct residence, and the Optionee has no present intention of becoming a resident of any other state or jurisdiction;
            (b) The Optionee confirms that all documents, records and books pertaining to an investment in the Option and the Option Shares that have been requested by the Optionee have been made available or delivered to the Optionee. Without limiting the foregoing, the Optionee has received and reviewed the Company’s periodic reports as filed with the Securities and Exchange Commission, and the Optionee has had the opportunity to discuss the acquisition of the Option and Option Shares with the Company, and the Optionee has obtained or been given access to all information concerning the Company that the Optionee has requested;
            (c) For two years subsequent to the exercise of any part or all of the Option, the Optionee shall report all sales of Option Shares to the Company in writing on a form prescribed by the Company;
            (d) If and so long as Optionee is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), Optionee shall (i) consult with Optionee’s counsel regarding the application of

Section 16(b) of the 1934 Act prior to any exercise of the Option, and prior to any sale of shares of the Company’s common stock or the Option Shares, (ii) furnish the Company with a copy of each Form 4 filed by Optionee, (iii) and timely file all reports required to file under the federal securities laws.
     The restrictions described above, or notice thereof, may be placed on the certificates representing the Option Shares purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

(Print Your Name)	Signature

(Optionee — Print Name of Spouse	Address
if you wish joint registration)

City, State and Zip Code